Exhibit 99.1

McAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	March 31,	December 31,
	2004	2003
	(As Restated)
Assets:
Cash and marketable securities	$941,210	$766,257
Restricted cash	20,647	20,547
Accounts receivable, net	109,559	170,218
Prepaid expenses and other current assets	108,260	97,616
Assets held for sale	—	24,719
Property and equipment, net	110,294	111,672
Deferred taxes	346,313	359,746
Goodwill, intangibles and other long term assets, net	546,776	569,723

Total assets	$2,183,059	$2,120,498

Liabilities:
Accounts payable	$25,847	$32,099
Accrued liabilities	123,568	147,281
Liabilities related to assets held for sale	—	23,310
Deferred revenue	485,252	459,557
Convertible debt	345,275	347,397
Other long term liabilities	232,082	222,765

Total liabilities	1,212,024	1,232,409
Stockholders’ equity:
Common stock	1,648	1,621
Treasury stock	(4,707)	(4,707)
Additional paid-in capital	1,111,288	1,087,625
Deferred stock-based compensation	(537)	(598)
Accumulated other comprehensive income	35,252	34,027
Accumulated deficit	(171,909)	(229,879)

Total stockholders’ equity	971,035	888,089

Total liabilities and stockholders’ equity	$2,183,059	$2,120,498

McAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
	(As Restated)
Net revenue	$219,078	$219,314
Cost of net revenue	33,799	31,920
Amortization of purchased technology	3,393	1,741

Gross profit	181,886	185,653
Operating costs:
Research and development (1)	45,379	46,430
Marketing and sales (2)	92,958	88,941
General and administrative (3)	26,906	27,885
Gain on sale/disposal of assets and technology	(46,505)	(37)
Insurance reimbursement	(19,101)	—
Amortization of intangibles	3,573	5,011
Restructuring costs	2,190	15,781
Restatement costs	(250)	—
Acquisition retention bonuses and severance	1,410	—

Total operating costs	106,560	184,011

Income from operations	75,326	1,642
Interest and other income, net	4,593	5,596
Interest expense on convertible debt	(741)	(3,171)
Gain on sale of securities	246	—
Loss on redemption of debt	—	(2,591)

Income before provision for income taxes and cumulative effect of change in accounting principle	79,424	1,476
Provision for income taxes	21,454	144

Income before cumulative effect of change in accounting principle	57,970	1,332
Cumulative effect of change in accounting principle, net of tax	—	11,142

Net income	$57,970	$12,474

Net income per share — basic	$0.35	$0.08

Net income per share — diluted (4)	$0.33	$0.08

Shares used in per share calculation — basic	163,423	159,552

Shares used in per share calculation — diluted	186,564	165,366

(1)	Includes stock-based compensation charges of $1,314 and $742 for the three months ended March 31, 2004 and 2003, respectively.

(2)	Includes stock-based compensation charges of $636 and $256 for the three months ended March 31, 2004 and 2003, respectively.

(3)	Includes stock-based compensation charges of $276 and $969 for the three months ended March 31, 2004 and 2003, respectively.

(4)	In computing net income per share on a diluted basis for the three months ended March 31, 2004 net income has been increased to $60,959 which includes $2,989 for the after-tax amount of interest expense recognized in the period associated with the dilutive convertible securities. The shares used in net income per share on a diluted basis include an additional 19.1 million shares that would have been outstanding if the dilutive securities has been converted as of the beginning of the period.

McAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
	(As Restated)
Net revenue	$219,078	$219,314
Cost of net revenue	33,799	31,920
Amortization of purchased technology	—	—

Gross profit	185,279	187,394
Operating costs:
Research and development	44,065	45,688
Marketing and sales	92,322	88,685
General and administrative	26,630	26,916
Gain on sale/disposal of assets and technology	—	—
Insurance reimbursement	—	—
Amortization of intangibles	—	—
Restructuring costs	—	—
Restatement costs	—	—
Acquisition retention bonuses and severance	—	—

Total operating costs	163,017	161,289

Income from operations	22,262	26,105
Interest and other income, net	4,593	5,596
Interest expense on convertible debt	—	—
Gain on sale of securities	—	—
Loss on redemption of debt	—	—

Income before provision for income taxes	26,855	31,701
Provision for income taxes	6,714	7,925

Pro forma net income	$20,141	$23,776

Net income per share — diluted	$0.11	$0.13

Shares used in per share calculation — diluted (1)	186,564	184,461

(1)	The above per share calculations treat outstanding convertible debt on an as-converted basis, resulting in an increase of 19.1 million shares for the three months ended March 31, 2004 and 2003.

The accompanying reconciliation of pro forma statements of income to the condensed consolidated statements of income is an integral part of the above pro forma financial information. The Company believes that the above pro forma information is an additional meaningful measure of operating performance. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating results and other financial information as determined under accounting principles generally accepted in the United States of America.

McAFEE, INC. AND SUBSIDIARIES
RECONCILIATION OF CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
TO THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
	(As Restated)
McAfee, Inc. pro forma net income	$20,141	$23,776
Amortization of purchased technology	(3,393)	(1,741)
Amortization of intangibles	(3,573)	(5,011)
Stock compensation charge	(2,226)	(1,967)
Restructuring costs	(2,190)	(15,781)
Restatement costs	250	0
Acquisition retention bonuses and severance	(1,410)	0
Insurance reimbursement	19,101	0
Interest expense on convertible debt	(741)	(3,171)
Gain on sale of securities	246	0
Gain on sale/disposal of assets and technology	46,505	37
Loss on redemption of debt	0	(2,591)
Provision for income taxes	(14,740)	7,781
Cumulative effect of change in accounting principle	0	11,142

McAfee, Inc. consolidated net income	$57,970	$12,474

Net income per share — diluted	$0.33	$0.08

Shares used in per share calculation — diluted	186,564	165,366